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                                                                                                                      EXHIBIT 11.1

UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION



                                                         NINE MONTHS ENDED                 THREE MONTHS ENDED
                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                   -----------------------------      ----------------------------
                                                      2002              2001              2002           2001
                                                   -----------       -----------      -----------      -----------

INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net loss.................................... $ (1,003,523)      $  (390,816)     $  (132,560)     $(353,184)
                                                  -------------      -----------      ------------     ----------

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period................................    2,877,634         2,880,028        2,858,972      2,880,028
                                                   -----------       -----------      -----------      ---------
     Acquisition of shares during period.........      (18,662)               --               --             --
                                                   -----------       -----------      -----------      ---------
        Common shares used in basic calculation..    2,858,972         2,880,028        2,858,972      2,880,028
                                                   -----------       -----------      -----------      ---------

     Common stock equivalent of dilutive options.           --            25,536               --         25,536
                                                   -----------       -----------      -----------      ---------
        Common shares used in fully diluted
          calculation............................    2,858,972         2,905,564        2,858,972      2,905,564
                                                   -----------       -----------      -----------      ---------

LOSS PER SHARE
--------------
     Basic........................................ $     (0.35)      $     (0.14)     $     (0.05)    $    (0.12)
                                                   ============      ===========      ============     ==========
     Fully diluted...............................  $     (0.35)      $     (0.13)     $     (0.05)    $    (0.12)
                                                   ============      ===========      ============     ==========
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